$2,149,249


                                 AMENDMENT NO. 4
                                 ---------------

                                       TO
                                       --

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                               AND LIMITED WAIVER
                               ------------------

                      originally dated as of March 12, 2001

                                  by and among

                            LASERSIGHT INCORPORATED,
                         LASERSIGHT TECHNOLOGIES, INC.,
                            LASERSIGHT PATENTS, INC.


                           (collectively, "Borrower")
                                          ---------

                                       and

  GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as successor to GE HFS HOLDINGS, INC., a Delaware corporation f/k/a (name change effective 05/03) HELLER HEALTHCARE FINANCE, INC.
                                   ("Lender")
                                    --------



                        Executed as of __June 30__, 2004

                 AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------
                               AND LIMITED WAIVER
                               ------------------


         THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER (this "Amendment") is executed as --------- of the ___30th_______ day of ____June__, 2004, by and among LASERSIGHT INCORPORATED, a Delaware corporation, LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation and LASERSIGHT PATENTS, INC., a Delaware corporation (collectively, "Borrower" with LaserSight Incorporated, LaserSight Technologies, Inc., and LaserSight Patents, -------- Inc., also collectively referred to as the "Debtor") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware ------ corporation, as successor to GE HFS HOLDINGS, INC., a Delaware corporation f/k/a (name change effective 05/03) HELLER HEALTHCARE FINANCE, INC. ("Lender"). ------

                                    RECITALS

         WHEREAS, on or about March 12, 2001, Lender made available to Borrower a revolving credit loan in the amount of $10,000,000.00 which is evidenced by that certain Loan and Security Agreement, as amended on February 15, 2002, August 15, 2002, March 31, 2003, July 24, 2003 and as of the date hereof (as so amended, the "Loan Agreement");

         WHEREAS, on or about March 12, 2001, Lender made a term loan to Borrower in the amount of $3,000,000 which is evidenced by that certain Secured Term Note, which was amended on February 15, 2002, March 31, 2003, July 24, 2003 and as of the date hereof (as so amended, the "Term Note" and together with the Loan Agreement referred to herein as the "Loan");

         WHEREAS, all documents executed in connection with the Loan Agreement and the Term Note, and including all amendments, a list of which is attached hereto as Exhibit "A" shall be referred to hereinafter as the "Loan Documents";

         WHEREAS, on September 5, 2003 (the "Petition Date"), Borrower filed a voluntary petition for relief (the "Case") pursuant to chapter 11 of the United States Bankruptcy Code, as amended, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"); and

         WHEREAS, Borrower knowingly, voluntarily and intentionally, and after consultation and advice of counsel stipulated and agreed, to the fullest extent allowed by law and with the full intention that such stipulations and agreements were to survive the filing of any bankruptcy, that that Lender has a perfected security interest in all assets of the Debtor set forth in the various financing agreements with the Debtor; and

         WHEREAS, the Debtor has acknowledged the existence and validity of this security interest and has further acknowledged that it has no defenses, offsets to the enforcement of the debt owed to the Lender or claims against the Lender as of the date hereof; and

         WHEREAS, Borrower has requested that Lender agree to modify and restructure the Loan under a consensual plan of reorganization proposed by the Debtor in its Bankruptcy Case (the "Plan") and agreed to by each entity which is a Borrower; and

         WHEREAS, Lender has agreed to provide limited waivers and to modify and restructure the Loan Agreement requested by Borrower on the condition, among other things, that the parties hereto execute and deliver this Amendment and the other related documents referred to herein and otherwise comply with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement.

Section 2. Confirmation of Representations and Warranties. Each entity comprising Borrower hereby (a) confirms that all of the representations and warranties set forth in Article IV of the Loan Agreement, except as specifically disclosed on schedules updated as of the date hereof and attached hereto, are, in all material respects, true and correct with respect to such entity as of the Effective Date, as defined in Section 5 hereof, (the "Effective Date") and (b) specifically represents and warrants to Lender that it has good and marketable title to all of its respective Collateral, free and clear of any lien or security interest (other than Permitted Liens) in favor of any other person or entity.

Section 3. Amendments to Loan Agreement. On the Effective Date, the Loan Agreement shall be automatically modified (and shall, thereafter, be deemed to have been modified effective as of such date without further action of the parties) as follows:

         (a) Section 1.5 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         Section 1.5. Base Rate. "Base Rate" means a rate of interest equal to nine percent (9.0%).

         (b) Section 1.16 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         Section 1.16. Default Rate. "Default Rate" means a rate per annum equal to three percent (3%) above the Base Rate.

         (c) Section 1.36 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         "Section 1.36. Permitted Liens. "Permitted Liens" means: (a) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (c) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made (provided that such proceedings do not, in Lender's sole discretion, involve any substantial risk of the sale, loss or forfeiture of such property or assets or any interest therein); (d) liens and encumbrances in favor of Lender; (e) taxes set forth on Borrower's balance sheet which are properly accrued but not yet payable; (f) liens on equipment of Borrower to secure Borrowed Money incurred for the sole purpose of financing the purchase price of the equipment subject to such lien (i.e., purchase money security interests); (g) the liens set forth on
         Schedule 1.36, (h) a second lien granted by Debtor to New Industries Investment Consultants (HK) Ltd. ("NII") in connection with that certain Debtor-In-Possession Term Loan dated as of __June 30__, 2004, provided however, that the amount of such second lien may not exceed One Million Dollars ($1,000,000), which shall at all times be subordinate to the Obligations, and (i) a second lien on borrowings other than as described in subparagraphs (i) through (iv) of Section 11(a) of the Term Note provided however, that the amount of such second lien may not exceed One Million Dollars ($1,000,000.00) in the aggregate and that any lien permitted pursuant to this Section 1.36(i) shall at all times be subordinate to the Obligations."

         (d) New Section 1.46 shall be added to the Loan Agreement as follows:

         "Section 1.46. Excess Net Cash Flow. The term "Excess Net Cash Flow" is defined as earnings before interest, taxes deprecation and amortization ("EBITDA") for the relevant fiscal period less interest, taxes, capital expenses and cash payments to unsecured creditors or other classes of creditors as provided for under the Debtor's confirmed Plan; provided, however, the Excess Net Cash Flow shall be calculated without giving effect to any write-off or other income statement item resulting from the Obsolete Inventory Liquidation or the Pre-Petition Accounts Receivable Collection (both as defined in section 7.4).

         (e) Section 2.5 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         "Section 2.5.  Payments.

                  (a) Beginning upon the last day of the first month following the confirmation of the Plan (the "Confirmation") and continuing on the last day of each month thereafter until all amounts due hereunder are paid in full, Borrower promises to pay to Lender payments in accordance with the amortization schedule attached as Exhibit "B" hereto.

                  (b) In addition to the foregoing, the Borrower shall pay to Lender such other amounts as may come due to Lender hereunder or under the Term Note from time to time, as and when same are due, and shall make a final payment of all outstanding and unpaid Principal Sum, together with all accrued and unpaid interest, fees and charges hereunder, including but not limited to the Finance Fee (as defined in the Term Note), on the date which is three (3) years from the date of the Confirmation (the "Maturity Date").

                  (c) Except to the extent otherwise set forth in this Agreement, all payments of principal and of accrued and unpaid interest on the Loan, all other charges and any other obligations of Borrower under this Agreement, shall be made to Lender to the Concentration Account (as defined in ss.2.3(b) of the Loan Agreement), in immediately available funds.

                  (d) In addition to the foregoing payments, as a supplemental principal payment on the restructured Loan, Borrower shall pay to Lender ninety percent (90%) of Excess Net Cash Flow (as defined below) in excess of One Million Dollars ($1,000,000) determined and paid quarterly, as follows, with the first quarterly calculation to be done three months after the effective date (effective date 6/30/04), which date corresponds with the end of the third quarter:

                                        Excess Net Cash Flow         Quarterly                    Quarterly ECF
                                                                       Base                          Payment
          FOR 2004:
          Third Quarter 2004           (9/30 Quarter to Date     -   $250,000)    *  90%    =
          Fourth Quarter 2004          (12/31 Six Mo. to Date    -   $500,000)    *  90%    =
          FOR 2005 AND THEREAFTER
          First Quarter 2005           (3/31 Year to Date        -   $250,000)    *  90%    =
          Second Quarter 2005          (6/30 Year to Date        -   $500,000)    *  90%    =
          Third Quarter 2005           (9/30 Year to Date        -   $750,000)    *  90%    =
          Fourth Quarter 2005          (12/31 Year to Date       -   $1,000,000)  *  90%    =

         Notwithstanding anything to the contrary contained herein, no payment hereunder shall be less than zero. Each Quarterly ECF Payment shall be "swept" to Lender on or within fifteen (15) days after the end of the relevant fiscal quarter. "Excess Net Cash Flow" is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") for the relevant fiscal period less interest, taxes, capital expenses and cash payments to unsecured creditors or other classes of creditors as provided for under the confirmed Plan, also for the relevant fiscal period; provided, however, the Excess Net Cash Flow shall be calculated without giving effect to any write-off or other income statement item resulting from the Obsolete Inventory Liquidation or the Pre-Petition Accounts Receivable Collection (both as defined below).

         Annually, the Borrower's Board will establish a twelve (12) month operating budget, as well as a twelve (12) month budget for capital expenses and shall provide copies to Lender not less than thirty (30) days before implementing same. The Lender will have the right to review and pre-approve these budgets and the line items within each. If disapproved by Lender, the subject line items will be deleted and, as concerns disapproval of entire budget, Borrower's Board shall promptly submit a new or revised budget in accordance with this Section.

         Quarterly adjustments to these budgets may be made by Borrower's Board subject to Lender's review and pre-approval, in the same manner as for annual budgets. Lender agrees to permit Borrower to make capital expenditures of up to Two Hundred Fifty Thousand Dollars ($250,000) during the first year following the date of Confirmation ("Year One"), and One Hundred Fifty Thousand Dollars ($150,000) during each of the second and third years following the date of Confirmation (Year Two and Three, respectively). These capital expenditure budget amounts have been determined by the Borrower to be its best estimate of its capital needs. If the capital expenditure for any year has not been used for the year, the same amount shall be carried over and added to the following year as additional approved capital budget.

         (f) Section 2.8(a) of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         "(a) This Agreement shall be in effect until the Maturity Date, as defined in Section 2.5 hereof, unless terminated as provided in this Section 2.8 (the "Term")."

         (g) Section 4.16 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

         "Section 4.16 Intellectual Property. Borrower exclusively owns or possesses a license to all the patents, patent applications, registered and unregistered trademarks, service marks, trade names, trade secrets, goodwill, know how, copyrights, franchises, licenses, and rights with respect to the foregoing necessary for the current and planned future conduct of its business, without, except as described in Schedule 4.16(b), any conflict with the rights of others. A list of all such intellectual property (indicating the nature of Borrower's interest) as well as all outstanding franchises and licenses given by or held by Borrower, is attached as Schedule 4.16(a). This security interest extends  to all  intellectual  property  listed  in  Schedule  4.16(a), together  with  any  goodwill  and  common  law  rights  in the  listed registered  and  unregistered  trademarks,  and in all national  phase, divisional and continuing patent applications filed in the United States or in any other countries, based in whole or in part on the listed patents and patent applications, and all patents granted on said applications. Except as described in Schedule 4.16(b), Borrower is not in default of any obligation or undertaking with respect to such intellectual property or rights. Except as described in Schedule 4.16(b), to Borrower's knowledge, Borrower is not infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other intellectual property rights of others and the Borrower is not aware of any infringement by others of any such rights owned by Borrower."

         (h) Section 6.9 shall be amended and restated in its entirety as follows:

         "Section 6.9. Maintenance of Property. Borrower will maintain, keep and preserve all of its properties in good repair and working order and will, from time to time, make all reasonably required repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may reasonably be conducted at all times. In addition, Borrower will maintain the current inventory level of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00) based on the lower of cost or market."

         (i) Section 7.4 shall be amended and restated in its entirety as follows:

         "Section 7.4. Restriction on Fundamental Changes. Except as disclosed on Schedule 7.4, Borrower will not: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets (except for any sale or lease of assets undertaken in the ordinary course of Borrower's business), or the capital stock of any subsidiary of Borrower, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided that, notwithstanding the foregoing: (1) LS Japan Company, Ltd., Lasersight Europe GmBh, LST Laser, S.A., L.S. Export, Ltd., MRF, Inc., Lasersight Centers Incorporated and Photomed Acquisition, Inc. shall be permitted to liquidate, wind-up or dissolve, as the case may be, at any time after the date of this Agreement provided however, any assets shall be distributed to Borrower; (2) on or before September 30, 2004 Borrower shall be permitted to liquidate up to $7,220,241 (determined from Borrower's financial statements maintained in accordance with Section 6.1) of its obsolete inventory in a commercially reasonable manner (the "Obsolete Inventory Liquidation"); and (3) Borrower shall be permitted to engage in the Pre-Petition Accounts Receivable Collection (as defined below) after the date of this Agreement; provided that the proceeds from the Obsolete Inventory Liquidation, net of liquidation expenses, and the Pre-Petition Accounts Receivable Collection, net of reasonable collection expenses, are promptly (but in no event more than thirty (30) days after receipt) paid, from time to time, to Lender to be applied to the Obligations. Borrower agrees that compliance with this Section 7.4 is a material inducement to Lender's advancing credit under this Agreement. "Pre-Petition Accounts Receivable Collection" shall mean the collection efforts of Borrower, or a third party selected by Borrower with the written approval of Lender, such approval not to be unreasonably withheld, delayed or conditioned, to collect Borrower's outstanding accounts receivable in existence as of September 5, 2003. Borrower further agrees that in addition to all other remedies available to Lender, Lender shall be entitled to specific enforcement of the covenants in this Section 7.4, including injunctive relief.

         (j)      Section 9.4 shall be amended and restated as follows:

         Section 9.4. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice given at least fifteen (15) days before such change of address is to become effective, designate as its address for purposes of notice under this Agreement:

                  (a) If to Lender, at:

                           General Electric Capital Corporation
                           2 Bethesda Metro Center, Suite 600
                           Bethesda, Maryland 20814
                           Attention: Richard T. Arrowsmith,
                           Senior Vice President
                           Telephone:  (301) 347-3124
                           Telecopier:  (866) 206-5052

                  (b) If to Borrower, at:

                           LaserSight Incorporated
                           6848 Stapoint Court
                           Winter Park, Florida  32792
                           Attention:  Chief Financial Officer
                           Telephone:  (407) 678-9900
                           Telecopier:  (407) 678-4542

         If mailed, notice shall be deemed to be given five (5) days after it is deposited in the U.S. mail if it is sent by regular mail, and if sent by personal delivery, telecopier or prepaid courier, notice shall be deemed to be given when delivered.

         (k)      Section 6.28 shall be added to the Loan Agreement as follows:

         "Section 6.28. Payment of Proceeds from Obsolete Inventory Liquidation. Borrower shall promptly (but in no event more than 30 days after receipt) pay to Lender, from time to time, all of the proceeds from the Obsolete Inventory Liquidation, net of liquidation expenses, and the Pre-Petition Accounts Receivable Collection, net of collection expenses (as those terms are defined in Section 7.4) to be applied by Lender to the Obligations. In addition upon reasonable written request by Lender, Borrower shall provide, and shall direct and pay the third parties that may be engaged by Borrower to conduct the Obsolete Inventory
         Liquidation and the Pre-Petition Accounts Receivable Collection to provide, Lender with any or all information and documentation concerning or relating to the Obsolete Inventory Liquidation and the Pre-Petition Accounts Receivable Collection. "

Section 4. Advances under the Loan Agreement. Borrower hereby acknowledges and agrees that, notwithstanding anything in the Loan Agreement to the contrary, it has no right to request any advances of Revolving Credit Loans under the Loan Agreement, that Lender is not obligated, and nothing in this Amendment shall be deemed to obligate Lender, to make advances of Revolving Credit Loans to Borrower under the Loan Agreement and the Borrower further acknowledges that the revolving loan facility has been terminated.

Section 5. Effective Date. The obligation of Lender to enter into and accept this Amendment is subject to satisfaction of all of the following conditions in Lender's reasonable discretion (the date of satisfaction of all of the following conditions in Lender's reasonable discretion as confirmed in writing to Borrower, being the "Effective Date"):

(a) The Creditor's Committee approval shall have been granted by General Electric Healthcare Financial Services, Inc. ("GEHFS").

(b) NII shall have funded its DIP loan for Two Million Dollars ($2,000,000).

(c) Borrower shall have proffered a Reorganization Plan consistent with that certain Term Sheet/Consensual Reorganization Plan by and among GEHFS and the Borrower dated as of January 2, 2004 (the "Term Sheet") as to the Plan's treatment of Lender's restructured loan and otherwise acceptable, in all other respects and terms and conditions to Lender, in its sole discretion.

(d) The Plan shall have been confirmed by the Bankruptcy Court and a final order of confirmation shall have been entered (which final order is not subject to appeal) no later than May 4, 2004 (the "Final Order").

(e) The Reorganized Debtor shall have executed all Loan Documents and other instruments in form and substance reasonably acceptable to Lender and its counsel.

(f) Lender shall have received such further information (financial and otherwise) regarding Borrower or Reorganized Debtor as may have been requested by Lender, pre-confirmation, such information to be reasonably satisfactory to Lender.

(g) The consent of RJC Properties to the restructuring of the Loan, as required by the Estoppel Certificate dated March 6, 2001, shall have been obtained in form reasonably satisfactory to Lender.

(h) Consents or waivers from all other parties necessary to ensure that the first priority and senior lien of Lender is not impaired or challenged by any third party shall have been obtained. The Borrower shall be limited to making interest only payments on any debt retained by NII at an interest rate not to exceed nine (9%) percent, and no principal reductions of the debtor in possession loan extended by NII to Borrower shall be permitted until all sums due to Lender have been paid in full.

(i) Borrower shall have written off, or engaged a third party vendor(s) reasonably acceptable to Lender to collect, the past due accounts and to identify and liquidate inventory surplus to Borrower's needs.

(j) Lender shall have received two (2) originals of this Amendment duly executed by an authorized officer or representative, as the case may be, of each entity comprising Borrower; provided that Lender agrees to accept the executed version of this Amendment from Borrower by facsimile or electronic mail with original signatures to follow via overnight mail;

(k) Lender shall have received one (1) original of that certain Third Amended and Restated Term Note (the "Amended Term Note") duly executed by an authorized officer or representative, as the case may be of each entity comprising Borrower; provided that Lender agrees to accept the executed version of this Amended Term Note from Borrower by facsimile or electronic mail with original signatures to follow via overnight mail;

(l) Lender shall have received, or will have received as of the Confirmation Date, Schedules updated to the Confirmation Date to each of the Loan Agreement and Amended Term Note, which updated Schedules shall be satisfactory to Lender in its sole discretion; and

(m) Lender shall be reasonably satisfied that it has a perfected first priority security interest in the Collateral, with only such exceptions as shall have been reasonably approved by it;

(n) Borrower shall have provided Lender with resolutions of the Board of Directors of each entity comprising Borrower, authorizing the execution, delivery and performance of Amendment, the Amended Term Note and the Loan Documents and otherwise in such form as shall be reasonably satisfactory to Lender;

(o) The representations and warranties set forth in this Amendment, the Loan Agreement and the Amended Term Note, in all material respects, shall be true and correct as of such date; and

(p) No Event of Default or any event that, with the giving of notice or the passage of time or both, could be an Event of Default, except as may have been waived by Lender, shall have occurred or be continuing under the Amendment, the Loan Agreement or any of the other Loan Documents, or the Amended Term Note or any other instruments, documents, agreements or certificates delivered by Borrower in connection therewith.

         Notwithstanding the foregoing, should Borrower be unable to produce the items set forth in subparagraphs (l) and (n) above, as of the date such other conditions to effectiveness of this Amendment set forth above have been met, Lender agrees that it will accept delivery of such items set forth in subparagraphs (l) and (n) by the date that is no later than ten (10) days after such date, so long as, as of the date of delivery of the items set forth in subparagraphs (l) and (n), the conditions set forth in subparagraphs (o) and (p) are met as of such date of delivery. In addition, notwithstanding the foregoing, Borrower shall not be required to produce the items set forth in subparagraph
(n) with respect to Photomed Acquisition, Inc.; MRF, Inc.; L.S. Export, Ltd.; LS Japan Company, Ltd.; LST Laser, S.A.; and LaserSight Europe GmbH; provided that, if at any time Borrower ceases to be in compliance with Section 7.9 of the Loan Agreement with respect to any or all of such entities, in addition to all other rights and remedies of Lender in connection with such non-compliance, Lender shall be entitled to request Board of Directors resolutions for each (or all, as applicable) of such entities making the representations and warranties in accordance with subparagraph (n).

Section 6.        Fees; Costs.

(a) In consideration of Lender's agreement to enter into this Amendment and to accept and agree to the Amended Term Note, Borrower hereby agrees to pay to Lender a non-refundable fee equal to Fifty Thousand and No/100 Dollars ($50,0000.00) (the "Commitment Fee"). The Commitment Fee shall be deemed fully earned by Lender as of the date of execution of this Amendment by Borrower and shall be capitalized in the principal amount of the Loan.

(b) In addition to the Commitment Fee, Borrower hereby agrees to pay to Lender a non-refundable fee equal to One Hundred Forty-Eight Thousand One Hundred Twenty-Five and No/100 Dollars ($148,125.00) (the "Finance Fee"). The Finance Fee shall be deemed fully earned by Lender as of the date of execution of this Amendment by Borrower and shall be payable, without interest, upon Maturity of the Amended Term Note. The Finance Fee shall not be added to principal for the purposes of calculating interest. However, if the Finance Fee is not paid upon Maturity, then interest will accrue thereon at the Default Rate from the date of this Amendment..

(c) In consideration of the costs and expenses of the Lender in making a revolving line of credit available to the Borrower for an extended period of time, which line of credit was never drawn upon and which line of credit had not been terminated until the bankruptcy of the Debtors, and as liquidated damages and not as a penalty, in accordance with Section 2.8(c) of that certain Loan and Security Agreement as of even date herewith by and among Borrower and Lender (the "Loan Agreement"), Borrower agrees to unconditionally pay to Lender a termination fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Termination Fee"), which amount shall be capitalized in the principal amount of the Loan.


(d) Borrower shall be responsible for the payment of all costs and expenses (including, without limitation, the reasonable fees and expenses of Lender's in-house and outside counsel) of Lender incurred in connection with the consummation of the transactions contemplated by this agreement and preparation of this Amendment the Amended Term Note, and the Loan Documents. These fees will be invoiced by Lender to Borrower within forty-five days of the execution of this Amendment and will be added to the principal as of the date of this Amendment.

Section 7. Enforceability. This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

Section 8. No Novation. The execution and delivery of this Amendment shall not, and shall not be deemed to, constitution a novation of any indebtedness or other obligations owning to the Lender under the Loan Agreement or any Loan Documents based on any facts or events occurring or existing prior to the execution and delivery of this Amendment. On the date of this Amendment, the Loan Agreement shall be amended and supplemented as described in this Amendment and all loans and other obligations of the Borrower outstanding as of the date hereof under the Loan Agreement and the Loan Documents shall be deemed to be loans and obligations outstanding under the Loan Agreement and the Loan Documents as amended, without further action by any person.

Section 9. Limitation on Waivers. The waivers of Lender with respect to defaults or Events of Default, and other events that may constitute defaults or Events of Default occurring prior to the Effective Date, shall not be deemed to constitute a waiver by Lender of its rights in connection with any default, Event of Default or other event that may constitute a default or Event of Default, occurring on or after the Effective Date, all of which are hereby expressly reserved by Lender.

Section 10. Further Documentation. In the event any further documentation or information is deemed necessary or appropriate by Lender in the exercise of its rights under the Loan Documents or to correct mistakes in the Loan Documents, Borrower shall provide, or cause to be provided, to Lender, at Borrower's cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including, but not limited to, any amendments, corrections, deletions or additions to the Loan Documents as is required by Lender; provided, however, that Borrower shall not be required to do anything that has the effect of changing the essential economic terms of the loan set forth in the Loan Documents.

Section 11. Release. Borrower hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, attorneys, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured (collectively, the "Claims") in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents, arising from events occurring prior to the date of this Amendment.

Section 12.       Reference to the Effect on the Loan Agreement.

(a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment and the Note, operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments, and agreements executed or delivered in connection with the Loan Agreement.

Section 13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland without regard to any otherwise applicable conflict of laws principles.

Section 14. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 15. Counterparts. This Amendment may be executed in any number of counterparts (and by facsimile), each of which counterpart shall be deemed an original, but all f which shall constitute one and the same instrument.

Section 16. Recitals. The recitals found in the preamble to this Agreement are true and correct and incorporated herein.



                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, intending to be legally bound, and intending that this Amendment No. 4 to Loan and Security Agreement and Limited Waiver constitutes an instrument executed under seal, the parties have caused this Amendment No. 4 to Loan and Security Agreement and Limited Waiver to be executed under seal as of the date first written above.

----------------------- --------------------------------------------------------
                        LENDER:

                        GENERAL ELECTRIC CAPITAL CORPORATION,  a
                        Delaware corporation, as successor to GE
                        HFS    Holdings,    Inc.,   a   Delaware
                        corporation f/k/a (name change effective
                        05/03) Heller Healthcare Finance, Inc.

                        By:____/s/ Richard Arrowsmith____________________(SEAL)
                        Name:  Richard Arrowsmith
                        Title:  VP
----------------------- --------------------------------------------------------
                        BORROWER:

                        LASERSIGHT INCORPORATED,
                        a Delaware corporation

                        By:_____/s/ Danghui Liu________________________(SEAL)
                        Name:  Danghui Liu
                        Title:  President & CEO
----------------------- --------------------------------------------------------
                        LASERSIGHT TECHNOLOGIES, INC.,
                        a Delaware corporation

                        By:_______/s/ Danghui Liu______________________(SEAL)
                        Name:  Danghui Liu
                        Title:  President & CEO

----------------------- --------------------------------------------------------
                        LASERSIGHT CENTERS INCORPORATED,
                        a Delaware corporation

                        By:_______/s/ Danghui Liu_____________________(SEAL)
                        Name:  Danghui Liu
                        Title:  Presdidnet & CEO
----------------------- --------------------------------------------------------
                        LASERSIGHT PATENTS, INC.,
                        a Delaware corporation

                        By:_____/s/ Danghui Liu_______________________(SEAL)
                        Name:  Danghui Liu
                        Title:  President & CEO
----------------------- --------------------------------------------------------

                                LIST OF SCHEDULES
                                -----------------


Schedule 1.36     -  Permitted Liens

Schedule 4.1      -  Subsidiaries

Schedule 4.5      -  Litigation

Schedule 4.7      -  Tax Identification Numbers

Schedule 4.8      -  Defaults

Schedule 4.9      -  Title to Properties

Schedule 4.13     -  Non-Compliance with Law

Schedule 4.14     -  Environmental Matters

Schedule 4.15     -  Places of Business

Schedule 4.16(a)  -  List of Intellectual Property, Franchises and Licenses

Schedule 4.16(b)  -  Defaults with respect to Intellectual Property, Franchises and Licenses

Schedule 4.17     -  Stock Ownership

Schedule 4.19     -  Borrowings and Guarantees

Schedule 4.21     -  Trade Names

Schedule 4.22     -  Joint Ventures

Schedule 7.1      -  Permitted Borrowings

Schedule 7.4      -  Fundamental Changes

Schedule 7.12     -  Transactions with Affiliates

Schedule 9.1(a)   -  Dissolved Entities

Schedule 9.1(b)   -  Required Consents

Schedule 9.1(i)-  Tax Returns Not Filed




<

                                   EXHIBIT "A"
                             List of Loan Documents

                                   EXHIBIT "B"
                              Amortization Schedule